                                                                     EXHIBIT 8.1

                                                  Hunton & Williams LLP
                                                  Riverfront Plaza, East Tower
                                                  951 East Byrd Street
                                                  Richmond, Virginia 23219-4074

                                                  Tel 804 o 788 o 8200
                                                  Fax 804 o 788 o 8218


                                  May 17, 2006

Origen Residential Securities, Inc.
27777 South Franklin Road
Suite 1700
Southfield, Michigan  48034


Ladies and Gentlemen:

     We have acted as counsel to Origen Residential Securities, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of collateralized notes ("Notes") or pass-through certificates (the "Certificates", and together with the Notes, the "Securities"), issuable in one or more series by separate trusts (each, a "Trust") to be established by the Company. Certificates will be issued pursuant to the form of pooling and servicing agreement, among the Company, Origen Financial L.L.C. ("OFLLC"), Origen Servicing, Inc., as servicer, the trustee to be named therein and, if required, a back-up servicer to be named therein (the "Pooling and Servicing Agreement"). The Notes will be issued pursuant to the form of indenture, between an owner trust created pursuant to the Trust Agreement (defined herein) and the trustee also to be named therein (the "Indenture").

     We have reviewed the originals or copies of (i) the Pooling and Servicing Agreement, including the forms of the Certificates annexed thereto; (ii) the form of trust agreement, between the Company and an owner trustee to be named therein (the "Trust Agreement"); (iii) the Indenture, including the forms of Notes annexed thereto, (iv) the form of servicing agreement, between the servicer, the trustee and the respective Trust (the "Servicing Agreement"); (v) the form of asset purchase agreement between the Company, as originator, and the purchaser and seller named therein (the "Asset Purchase Agreement"); (vi) the Registration Statement, the prospectus and the related prospectus supplement included therein; and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     Based on the foregoing, we are of the opinion that the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder does not omit any material provision with

Origen Residential Securities, Inc.
May 17, 2006
Page 2

respect to the matters covered. You should be aware that this opinion represents our conclusions as to the application of existing law to a transaction as described above. Our opinion with respect to tax matters is limited to the federal income tax laws of the United States, including without limitation the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

     In arriving at the opinion expressed above, we have assumed that the transaction documents prepared and executed in connection with such transactions will be duly authorized by all necessary corporate action on the part of the parties thereto for such series of Securities and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Securities will be duly executed and delivered in substantially the forms set forth in the related transaction documents filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Securities will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of each series of Securities will comply (without waiver) with all of the provisions of the related transaction documents.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the caption "Material Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

     No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates or the Notes under the laws of any state.

                                                     Very truly yours,


                                                     /s/ Hunton & Williams LLP




            [H&W Tax Opinion re: Adequacy of Prospectus Disclosure]